EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos.333-37543 and 333-37549 of Monroc, Inc. on Forms S-8 of our reports dated March 31, 1998, appearing in this Annual Report on Form 10-K of Monroc, Inc. for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Salt Lake City, Utah
April 14, 1998